UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2010

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-53894	27-0455607
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 739-2722

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2009, Tropicana Las Vegas, Inc. (the “Company”), a subsidiary of Tropicana Las Vegas Hotel and Casino, Inc. (the “Registrant”), entered into a Management Agreement (the “Management Agreement”) with Trilliant Management, LP (“Trilliant LP”), pursuant to which, subject to Trilliant LP obtaining all required governmental registrations, findings of suitability, licenses, qualifications, permits and approvals (the “Trilliant Approvals”), Trilliant LP will assist the Company in the management and operation of Tropicana Las Vegas.

Trilliant LP is a limited partnership that is controlled by its general partner, Trilliant Gaming Nevada Inc.  Each of Mr. Alex Yemenidjian, the Registrant’s Chairman of the Board, Chief Executive Officer and President, Mr. Timothy Duncanson, a director of the Registrant, and Mr. Gerald Schwartz, the chairman and controlling stockholder of Onex Corporation, owns one-third of the outstanding voting securities of Trilliant Gaming Nevada Inc., and together Messrs. Yemenidjian, Duncanson and Schwartz own 100% of the outstanding voting securities of Trilliant Gaming Nevada Inc. A stockholder agreement between Messrs. Yemenidjian, Duncanson and Schwartz sets forth the rights of each of them with respect to control of Trilliant Gaming Nevada Inc.

The following description of the Management Agreement is qualified in its entirety by reference to the Management Agreement attached as Exhibit 10 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Term

The term of the Management Agreement will begin on the first day following the date of receipt of the Trilliant Approvals and will expire on the date immediately preceding the tenth anniversary thereof.

Services and Personnel

The Management Agreement provides that Trilliant LP will have sole authority and responsibility to determine operating policy, standards of operations, quality of service, the maintenance and the physical appearance of the Tropicana Las Vegas and any other matters affecting operations and management and to supervise and direct all phases of advertising, sales and business promotion for the Tropicana Las Vegas.  Prior to each fiscal year, Trilliant LP is required to prepare an annual budget detailing all operating expenses, costs, working capital requirements, revenues and other items reasonably anticipated for the year.  The annual budget and any deviation therefrom is subject to the prior approval of the Company’s board of directors.

The Management Agreement specifically authorizes Trilliant LP to do the following:

•                                          establish rates for the usage of all guest rooms in the hotel component of Tropicana Las Vegas;

•                                          establish all policies and procedures for gaming operations in the casino component of Tropicana Las Vegas;

•                                          supervise and direct the collection of all income, charges, rent and other amounts due from the operation of the hotel, and use such amounts in accordance with the Management Agreement and the budget approved by the board of directors;

•                                          collect, account for and remit to government agencies all applicable gaming, sales and other taxes required to be collected by the hotel directly from gaming customers, patrons and guests;

•                                          supervise and purchase or lease all furniture, fixtures and equipment required for the operation of the Tropicana Las Vegas;

•                                          negotiate, enter into and administrate all service contracts and licenses required for the operation of the Tropicana Las Vegas, contracts for the use of the Tropicana Las Vegas by individuals and groups and contracts for retail, office or lobby space;

•                                          initiate legal actions or proceedings or other actions in any appropriate court or forum and, subject to the Company’s prior approval, appoint counsel in any such legal actions or proceedings relating to the Tropicana Las Vegas;

•                                          take such actions as required to comply with all applicable laws and the terms of all insurance policies;

•                                          provide complimentary housing, meals and other items in conjunction with any player development programs implemented at the Tropicana Las Vegas;

•                                          collect charges, rents and other amounts on the Company’s behalf;

•                                          direct the disbursement of funds from the Tropicana Las Vegas operating accounts in accordance with the budget and gaming laws and regulations;

•                                          advise and assist the Company with the maintenance of the Company’s books and records;

•                                          incur indebtedness for goods and services incurred in the ordinary course of business in the operation of the Tropicana Las Vegas, to the extent permitted under the budget; and

•                                          maintain the Tropicana Las Vegas and its furniture, fixtures and equipment in good order and take such other actions as are customary and usual for the operation of the Tropicana Las Vegas.

In addition to the responsibilities listed above, Trilliant LP will also hire and supervise all personnel, subject to the Company’s right to veto the hiring of an employee or terminate the employment of an employee that jeopardizes any of the Company’s gaming approvals, licenses or permits. All personnel of the Tropicana Las Vegas will be the Company’s employees.

Compensation

For each fiscal year or portion thereof during the term of the Management Agreement, the Company will pay Trilliant LP a fee equal to the sum of:

•                                          2% of all revenue from the operation of the Tropicana Las Vegas, less complimentary housing, meals and other items granted to third parties by Trilliant LP for promotional purposes consistent with gaming industry practices (the “Revenue Fee”); and

•                                          5% of the amount of earnings before interest, taxes, depreciation and amortization, or EBITDA, from the operation of Tropicana Las Vegas during the term of the Management Agreement, after EBITDA is reduced by the amount of the Revenue Fee.

Payment of these fees is on a monthly, rolling basis over the course of each fiscal year, with each month’s payment based on the cumulative results of the Company over the course of the fiscal year and the amounts paid to Trilliant LP for prior months of the fiscal year and a year-end adjustment following the completion of the Company’s audited year-end financial statements.  However, the fee will accrue but not be paid until such time as the renovation of the hotel and casino as part of Tropicana Las Vegas’ capital improvement program is completed, which completion is defined under the Management Agreement to occur on the date the Tropicana Las Vegas holds the grand opening of the Nikki Beach nightclub and beach club.  In addition, the Company will reimburse Trilliant LP for its reasonable out-of-pocket costs and expenses, not to exceed $7,500 per month without the Company’s consent, incurred for and during business travel in furtherance of its duties under the Management Agreement.

Termination

The Company may terminate the Management Agreement at any time and for any reason upon 30 days written notice, subject to the requirement that the Company pays a termination fee (the “Termination Fee”) equal to (i) all amounts due under the Management Agreement for periods prior to the date of termination plus (ii) an additional amount equal to the amount paid to Trilliant LP for services rendered under the Management Agreement during the 12 month period immediately preceding the date of termination (or an annualized amount if the date of termination is less than 12 months from the beginning of the term of the Management Agreement).  The Company may also terminate the Management Agreement in the event of a sale of all or substantially all of the Company’s assets or a change of control of the Company, provided that the Company pays the Termination Fee.  Further, the Company may immediately terminate the Management Agreement if, in its sole and absolute discretion, the Company deems it likely that its continued affiliation or contractual relationship with Trilliant LP will preclude or materially delay or impair its ability to obtain or maintain any gaming licenses in any jurisdiction, result in the imposition of materially burdensome terms and conditions upon any such gaming licenses, subject the Company to disciplinary proceedings by any gaming authorities or constitute a violation of any laws applicable to the Company and its operations.

The Company may terminate the Management Agreement immediately for “cause” if Trilliant LP (i) fails to obtain or maintain the Trilliant Approvals, (ii) materially breaches the Management Agreement and does not cure such breach within 30 days of written notice thereof or (iii) is found unsuitable by the Nevada Commission to continue the operation of the hotel and casino.  Likewise, Trilliant LP may terminate the Management Agreement immediately for “cause” if (i) the Company is unable to make the payments required under the Management Agreement and does not cure such failure within 30 days of written notice thereof or (ii) the Company fails to obtain or maintain, or the Nevada Commission issues any notification that the Company is unsuitable to maintain, any required governmental registrations, findings of suitability, licenses, qualifications, permits or approvals.  In addition, either party may terminate the Management Agreement for “cause” upon 30 days written notice if the other party admits it is unable to pay its debts as they become due, files for bankruptcy or dissolution or incurs any levy or judgment which adversely affects its ability to perform its obligations under the Management Agreement.  In the case of any such termination for “cause,” if the Company is the terminating party, it may recover such damages suffered by reason of the non-compliance, breach or default by Trilliant LP and if Trilliant LP is the terminating party it may recover all amounts due under the Management Agreement for periods prior to the date of termination.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

No.	Description
10	Management Agreement, dated May 17, 2010, between Tropicana Las Vegas, Inc. and Trilliant Management, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: May 21, 2010	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10	Management Agreement, dated May 17, 2010, between Tropicana Las Vegas, Inc. and Trilliant Management, LP.